Exhibit 99.1

Contacts:
Patricia Colpitts (Media)	Roger Sachs, CFA (Investors/Analysts)
pcolpitts@dnb.com	sachsr@dnb.com
512.578.8016	973.921.5914

D&B Announces Second Quarter 2012 Results and Increases

Share Repurchase Plan to $1 Billion

•	Diluted EPS Before Non-Core Gains and Charges Up 11% From the Prior Year Similar Period; GAAP Diluted EPS Up 2%;

•	Core Revenue Flat Before the Effect of Foreign Exchange (Down 1% After the Effect of Foreign Exchange);

•	Total Revenue on a GAAP Basis Down 7% Before the Effect of Foreign Exchange (Down 8% After the Effect of Foreign Exchange);

•	Reaffirms Full Year 2012 Guidance.

Short Hills, NJ – August 8, 2012 – D&B (NYSE: DNB), the world’s leading source of commercial information and insight on businesses, today reported results for the second quarter ended June 30, 2012.

“Our second quarter results were in line with our expectations and we are on track to meet our full year guidance. Cautious customer spending impacted North America during the first half of the year, while International results were solid. Through better traction from new products and improved execution on our core business, we expect North America’s growth trajectory to gradually improve in the back half of the year and accelerate into 2013,” stated Sara Mathew, D&B’s Chairman and Chief Executive Officer.

Second Quarter 2012 Results

Diluted earnings per share before non-core gains and charges for the quarter ended June 30, 2012 were $1.50, up 11% from $1.35 in the prior year similar period.

On a GAAP basis, diluted earnings per share for the quarter ended June 30, 2012 were $1.20, up 2% from $1.18 in the prior year similar period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core revenue for the second quarter of 2012 was $383.9 million, flat before the effect of foreign exchange, compared to the prior year similar period (down 1% after the effect of foreign exchange).

Core revenue results for the second quarter of 2012 reflect the following by solution set:

•	Risk Management Solutions revenue of $256.9 million, down 2% before the effect of foreign exchange (down 3% after the effect of foreign exchange), as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $97.4 million, up 5% before the effect of foreign exchange (up 4% after the effect of foreign exchange), as compared to the prior year similar period; and

•	Internet Solutions revenue of $29.6 million, up 1% both before and after the effect of foreign exchange, as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the second quarter of 2012 was $383.9 million, down 7% before the effect of foreign exchange (down 8% after the effect of foreign exchange) from the prior year similar period. Total revenue for the second quarter of 2011 included the results from businesses that were divested or shut down. Deferred revenue was $575.3 million, down 4% from the prior year similar period.

See attached Schedule 3 for additional detail.

Operating income before non-core gains and charges for the second quarter of 2012 was $114.0 million, up 5% from the prior year similar period, primarily due to the effect of businesses divested in the prior year. On a GAAP basis, operating income was $89.3 million, down 1% from the prior year similar period, primarily due to legal fees and other shut down costs related to matters in our China operations.

See attached Schedule 3 for additional detail.

Net income attributable to D&B before non-core gains and charges for the second quarter of 2012 was $70.5 million, up 5% from the prior year similar period. On a GAAP basis, net income attributable to D&B for the second quarter of 2012 was $56.5 million, down 4% from the prior year similar period.

See attached Schedule 3 for additional detail.

Free cash flow for the first six months of 2012, excluding the impact of legacy tax matters, was $209.4 million, including approximately $23 million related to MaxCV, compared with $187.6 million and $16 million, respectively, in the prior year similar period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. On a GAAP basis, net cash provided by operating activities for the first six months of 2012 was $243.6 million, compared with $214.2 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share repurchases during the second quarter of 2012 under the Company’s discretionary repurchase program totaled $200.0 million (approximately 3.0 million shares), while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $4.0 million (approximately 0.06 million shares).

The Company ended the second quarter of 2012 with $118.6 million of cash and cash equivalents and total gross debt of $1,013.6 million.

Second Quarter 2012 Segment Results

North America

Core revenue for the second quarter of 2012 was $279.0 million, down 2% both before and after the effect of foreign exchange, as compared to the prior year similar period.

North America core revenue results for the second quarter of 2012 reflect the following:

•	Risk Management Solutions revenue of $169.5 million, down 5% both and after the effect of foreign exchange, as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $80.7 million, up 1% both before and after the effect of foreign exchange, as compared to the prior year similar period; and

•	Internet Solutions revenue of $28.8 million, up 1% both before and after the effect of foreign exchange, as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional details.

Total revenue for the second quarter of 2012 was $279.0 million, down 3% both before and after the effect of foreign exchange, as compared to the prior year similar period. Total revenue for the second quarter of 2011 included the results of AllBusiness, Purisma and a small supply management company, that were all divested.

Operating income for the second quarter of 2012 was $103.2 million, down 2% from the prior year similar period, primarily due to lower total revenue and increased costs associated with investments and marketing efforts.

Asia Pacific

Core revenue for the second quarter of 2012 was $46.6 million, up 12% before the effect of foreign exchange (up 10% after the effect of foreign exchange), as compared to the prior year similar period.

Asia Pacific core revenue results for the second quarter of 2012 reflect the following:

•	Risk Management Solutions revenue of $38.9 million, up 7% before the effect of foreign exchange (up 5% after the effect of foreign exchange), as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $7.5 million, up 54% before the effect of foreign exchange (up 44% after the effect of foreign exchange), as compared to the prior year similar period; and

•	Internet Solutions revenue of $0.2 million, up 6% before the effect of foreign exchange (down 5% after the effect of foreign exchange), as compared to the prior year similar period.

Total revenue for the second quarter of 2012 was $46.6 million, down 33% before the effect of foreign exchange (down 32% after the effect of foreign exchange), as compared to the prior year similar period. Total revenue for the second quarter of 2011 included the results from our market research business in China and the domestic portion of our Japanese operations that were divested, as well as our operations in Roadway China that were shut down.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income before non-core gains and charges for the second quarter of 2012 was $6.1 million, down 20% from the prior year similar period, primarily due to lower total revenue.

On a GAAP basis, operating income was $5.6 million, down 26% from the prior year similar period.

See attached Schedule 3 for additional detail.

Europe & Other International Markets

Core and total revenue for the second quarter of 2012 was $58.3 million, up 2% before the effect of foreign exchange (down 3% after the effect of foreign exchange), as compared to the prior year similar period.

Europe & Other International Markets core and total revenue results for the second quarter of 2012 reflect the following:

•	Risk Management Solutions revenue of $48.5 million, flat before the effect of foreign exchange (down 4% after the effect of foreign exchange), as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $9.2 million, up 9% before the effect of foreign exchange (up 5% after the effect of foreign exchange), as compared to prior year similar period; and

•	Internet Solutions revenue of $0.6 million, up 8% before the effect of foreign exchange (up 6% after the effect of foreign exchange), as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the second quarter of 2012 was $14.6 million, up 49% from the prior year similar period, primarily related to savings from our reengineering efforts, partially offset by a decrease in revenue.

MaxCV

In February 2010, D&B announced a Strategic Technology Investment program aimed at strengthening its leading position in commercial data and improving its current technology platform to meet the emerging needs of customers. We refer to this program as “MaxCV”.

In the second quarter of 2012, the Company incurred $10.5 million of total pre-tax expenses (or $0.15 per diluted share) on MaxCV, which is included in the Non-Core Gains and Charges noted below, and $8.8 million of capital expenditures and additions to computer software and other intangibles related to MaxCV.

For the full year 2012, the Company anticipates spending approximately $60 million on MaxCV.

See attached Schedule 3 for additional detail.

Increases Share Repurchase Program to $1 Billion

The Company announced today that its Board of Directors has authorized an increase of $500 million to its existing share repurchase program bringing the total authorization to $1 billion.

As of today, there is $770 million available under the increased authorized program.

Non-Core Gains and Charges

During the second quarters of 2012 and 2011, the Company recorded:

•	A net pre-tax, non-core charge of $24.4 million in the second quarter of 2012, and a net pre-tax, non-core charge of $26.5 million in the second quarter of 2011; and

•	A net after-tax, non-core charge of $14.0 million in the second quarter of 2012, and a net after-tax, non-core charge of $8.6 million in the second quarter of 2011.

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they do not reflect the Company’s underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Full Year 2012 Guidance

D&B today reaffirmed its financial guidance for the full year 2012:

•	Core revenue growth of 0% to 3%, before the effect of foreign exchange;

•	Operating income growth of 4% to 7%, before non-core gains and charges;

•	Diluted EPS growth at the high-end of our original range of 8% to 11%, before non-core gains and charges; and

•

Free cash flow of $275 million to $305 million, excluding the impact of legacy tax matters and any regulatory fees and fines associated with our China operations, and including expenses related to MaxCV.

The impact of MaxCV has been excluded from our operating income and diluted EPS guidance and included in our free cash flow guidance.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

D&B Declares Quarterly Dividend

D&B announced today that its Board of Directors has declared a quarterly cash dividend of $0.38 per share. This quarterly cash dividend is payable on September 18, 2012, to shareholders of record at the close of business on August 31, 2012.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2011, filed February 29, 2012 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this press release.

Second Quarter 2012 Teleconference

As previously announced, D&B will review its second quarter financial results in a conference call with the investment community on Thursday, August 9, 2012, at 8 a.m. ET. Live audio, as well as a replay of the conference call will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

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About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 171 years. D&B’s global commercial database contains more than 210 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries, over the web. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full Year 2012 Guidance,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•

D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third party data providers, strategic third party members in its D&B Worldwide Network, and third parties with whom it has significant outsourcing arrangements.

•

D&B’s ability to implement and derive the benefits of its Strategic Technology Investment program announced in February 2010 and to maintain sufficient investment in our technology infrastructure thereafter.

•	Any consequences of the investigation of our China operations and risks associated with potential violations of the Foreign Corrupt Practices Act.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

•

D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to secure its information technology infrastructure from cyber attack and unauthorized access.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof, or a shift in product mix, may impact its results of operations from period to period.

•

As a result of the macro-economic challenges currently affecting the global economy, D&B’s customers or vendors may experience problems with their earnings, cash flow, or both. This may cause its customers to delay, cancel or significantly decrease their purchases from D&B and impact their ability to pay amounts owed to D&B. In addition, D&B’s vendors may substantially increase their prices without notice. Such behavior may materially, adversely affect D&B’s earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, D&B may experience material adverse impacts to its business, operating results and/or access to credit markets.

•

D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that it must pay to acquire, use, and/or redistribute data. Future laws or regulations with respect to the collection, compilation, use and/or publication of information and adverse publicity or litigation concerning the commercial use of such information, or changes in the rules governing the operation of the Internet, could have a material adverse effect on D&B’s business and financial results.

•

D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•

The continued adherence by third party members of the D&B Worldwide Network, or other third parties who license and sell under the D&B name, to D&B’s quality standards, its brand and communication standards and to the terms and conditions of its commercial services arrangements.

•

The profitability of D&B’s international businesses depends on its ability to identify and execute on various initiatives, such as successfully managing its D&B Worldwide Network, complying with the Foreign Corrupt Practices Act and other anti-bribery and anti-corruption laws in all jurisdictions, and its ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost, or the adoption of new laws or regulations governing the collection, compilation, use and/or publication of information, particularly in emerging markets.

•	D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force and technology teams, in regions throughout the world.

•

D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•

D&B is involved in various legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

•

D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s Web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statement.

The Dun & Bradstreet Corporation	Schedule 1

Consolidated Statement of Operations (unaudited) - GAAP Results

				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Year-To-Date		AFX	Foreign	BFX
	June 30,		% Change	Exchange	% Change	June 30,		% Change	Exchange	% Change
Dollar amounts in millions, except per share data	2012	2011	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)	2012	2011	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)

Revenue:

North America	$279.0	$286.0	(2%)	0%	(2%)	$564.5	$574.5	(2%)	0%	(2%)

Asia Pacific	46.6	42.4	10%	(2%)	12%	88.4	78.9	12%	(1%)	13%
Europe and Other International Markets	58.3	59.8	(3%)	(5%)	2%	115.7	116.1	0%	(2%)	2%

International	104.9	102.2	3%	(3%)	6%	204.1	195.0	5%	(2%)	7%

Core Revenue	$383.9	$388.2	(1%)	(1%)	0%	$768.6	$769.5	0%	0%	0%

Divested and Other Business (1)	—	28.6	N/M	N/M	N/M	18.1	50.9	(65%)	1%	(66%)

Total Revenue	$383.9	$416.8	(8%)	(1%)	(7%)	$786.7	$820.4	(4%)	0%	(4%)

Operating Income (Loss):

North America	$103.2	$105.0	(2%)			$205.7	$211.9	(3%)

Asia Pacific (2)	5.6	7.5	(26%)			(5.5)	5.7	N/M
Europe and Other International Markets	14.6	9.8	49%			28.8	20.8	38%

International	20.2	17.3	17%			23.3	26.5	(12%)

Corporate and Other (3)	(34.1)	(32.6)	(5%)			(65.3)	(59.4)	(10%)

Total Operating Income	89.3	89.7	(1%)			163.7	179.0	(9%)

Interest Income	0.2	0.5	(60%)			0.3	0.9	(63%)
Interest Expense	(9.2)	(9.1)	(2%)			(18.3)	(18.3)	0%
Other Income (Expense) - Net (4)	—	(8.3)	N/M			6.6	(11.6)	N/M

Non-Operating Income (Expense) - Net	(9.0)	(16.9)	47%			(11.4)	(29.0)	61%

Income Before Provision for Income Taxes	80.3	72.8	10%			152.3	150.0	2%

Less: Provision for Income Taxes	24.2	14.6	(66%)			32.5	43.7	26%
Equity in Net Income (Loss) of Affiliates	0.4	0.5	(6%)			0.8	0.7	18%

Net Income	56.5	58.7	(4%)			120.6	107.0	13%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest (5)	—	(0.2)	N/M			(0.7)	1.4	N/M

Net Income Attributable to D&B (6)	56.5	58.5	(4%)			119.9	108.4	11%

Less: Allocation to Participating Securities	—	(0.1)	87%			—	(0.2)	72%

Net Income Attributable to D&B Common Shareholders	56.5	58.4	(3%)			119.9	108.2	11%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.21	$1.19	2%			$2.54	$2.19	16%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (7)	$1.20	$1.18	2%			$2.52	$2.17	16%

Weighted Average Number of Shares Outstanding:
Basic	46.7	49.3	5%			47.2	49.4	4%

Diluted	47.0	49.7	5%			47.6	49.8	5%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2

Consolidated Statement of Operations (unaudited) - Before Non-Core Gains and Charges

				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Year-To-Date		AFX	Foreign	BFX
	June 30,		% Change	Exchange	% Change	June 30,		% Change	Exchange	% Change
Dollar amounts in millions, except per share data	2012	2011	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)	2012	2011	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)

Revenue:

North America	$279.0	$286.0	(2%)	0%	(2%)	$564.5	$574.5	(2%)	0%	(2%)

Asia Pacific	46.6	42.4	10%	(2%)	12%	88.4	78.9	12%	(1%)	13%
Europe and Other International Markets	58.3	59.8	(3%)	(5%)	2%	115.7	116.1	0%	(2%)	2%

International	104.9	102.2	3%	(3%)	6%	204.1	195.0	5%	(2%)	7%

Core Revenue	$383.9	$388.2	(1%)	(1%)	0%	$768.6	$769.5	0%	0%	0%

Divested and Other Business (1)	—	28.6	N/M	N/M	N/M	18.1	50.9	(65%)	1%	(66%)

Total Revenue	$383.9	$416.8	(8%)	(1%)	(7%)	$786.7	$820.4	(4%)	0%	(4%)

Operating Income (Loss):

North America	$103.2	$105.0	(2%)			$205.7	$211.9	(3%)

Asia Pacific (2)	6.1	7.5	(20%)			7.9	5.7	38%
Europe and Other International Markets	14.6	9.8	49%			28.8	20.8	38%

International	20.7	17.3	19%			36.7	26.5	38%

Corporate and Other (3)	(9.9)	(13.9)	29%			(22.4)	(26.6)	16%

Total Operating Income	114.0	108.4	5%			220.0	211.8	4%

Interest Income	0.2	0.5	(60%)			0.3	0.9	(63%)
Interest Expense	(9.2)	(9.1)	(2%)			(18.3)	(18.3)	0%
Other Income (Expense) - Net (4)	(0.3)	(0.5)	55%			0.2	(0.8)	N/M

Non-Operating Income (Expense) - Net	(9.3)	(9.1)	(2%)			(17.8)	(18.2)	3%

Income Before Provision for Income Taxes	104.7	99.3	6%			202.2	193.6	5%

Less: Provision for Income Taxes	34.6	32.5	(7%)			66.7	64.1	(4%)
Equity in Net Income (Loss) of Affiliates	0.4	0.5	(6%)			0.8	0.7	18%

Net Income	70.5	67.3	5%			136.3	130.2	5%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest (5)	—	(0.2)	N/M			(0.6)	1.4	N/M

Net Income Attributable to D&B (5)	70.5	67.1	5%			135.7	131.6	3%

Less: Allocation to Participating Securities	—	(0.1)	86%			—	(0.2)	74%

Net Income Attributable to D&B Common Shareholders (6)	70.5	67.0	5%			135.7	131.4	3%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.51	$1.36	11%			$2.87	$2.66	8%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (7)	$1.50	$1.35	11%			$2.85	$2.64	8%

Weighted Average Number of Shares Outstanding:
Basic	46.7	49.3	5%			47.2	49.4	4%

Diluted	47.0	49.7	5%			47.6	49.8	5%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1)	The following table reconciles Divested and Other Business included in Schedule 1 and Schedule 2:

	Quarter Ended June 30,		Year-To-Date June 30,
Amounts in millions	2012	2011	2012	2011

Divested and Other Business:

Purisma	$—	$1.0	$—	$1.7
All Business	—	1.1	—	2.2
Small Supply Management Company in North America	—	0.2	—	1.1
Domestic Portion of Japan Operations	—	17.2	12.7	29.5
Market Research Business in China	—	3.4	—	6.6
Roadway China	—	5.7	5.4	9.8

Total Divested and Other Business	$—	$28.6	$18.1	$50.9

(2)	The following table reconciles Asia Pacific Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended June 30,		Year-To-Date June 30,
Amounts in millions	2012	2011	2012	2011

Asia Pacific Operating Income - GAAP Results (Schedule 1)	$5.6	$7.5	$(5.5)	$5.7

Legal Fees and Other Shut-Down Costs Associated with Matters in China	(0.5)	—	(0.5)	—
Impairments Related to Matters in China	—	—	(12.9)	—

Asia Pacific Operating Income - Before Non-Core Gains and Charges (Schedule 2)	$6.1	$7.5	$7.9	$5.7

(3)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended June 30,		Year-To-Date June 30,
Amounts in millions	2012	2011	2012	2011

Corporate and Other - GAAP Results (Schedule 1)	$(34.1)	$(32.6)	$(65.3)	$(59.4)

Restructuring Charges	(9.3)	(8.5)	(18.4)	(12.7)
MaxCV	(10.5)	(10.2)	(18.9)	(20.1)
Legal Fees and Other Shut-Down Costs Associated with Matters in China	(4.4)	—	(5.6)	—

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(9.9)	$(13.9)	$(22.4)	$(26.6)

(4)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended June 30,		Year-To-Date June 30,
Amounts in millions	2012	2011	2012	2011

Other Income (Expense)-Net - GAAP Results (Schedule 1)	$—	$(8.3)	$6.6	$(11.6)
Effect of Legacy Tax Matters	0.3	(7.9)	0.4	(7.7)
Gain (Loss) on Sale of Businesses	—	—	6.0	—
Gain (Loss) on Investment	—	0.1	—	(3.1)

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$(0.3)	$(0.5)	$0.2	$(0.8)

	Quarter Ended June 30,		Year-To-Date June 30,
Amounts in millions	2012	2011	2012	2011
Total Pre-Tax Impacts:
Restructuring Charges	$(9.3)	$(8.5)	$(18.4)	$(12.7)
MaxCV	(10.5)	(10.2)	(18.9)	(20.1)
Legal Fees and Other Shut-Down Costs Associated with Matters in China	(4.9)	—	(6.1)	—
Impairments Related to Matters in China	—	—	(12.9)	—
Effect of Legacy Tax Matters	0.3	(7.9)	0.4	(7.7)
Gain (Loss) on Sale of Businesses	—	—	6.0	—
Gain (Loss) on Investment	—	0.1	—	(3.1)

Total Pre-Tax Impacts	$(24.4)	$(26.5)	$(49.9)	$(43.6)

The Dun & Bradstreet Corporation	Schedule 3

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(5)	The following table reconciles Net Income (Loss) Attributable to the Noncontrolling Interest Schedule 1 and Schedule 2:

	Quarter Ended		Year-To-Date
	June 30,		June 30,
Amounts in millions	2012	2011	2012	2011

Net Income (Loss) Attributable to the Noncontrolling Interest - GAAP Results (Schedule 1)	$—	$(0.2)	$(0.7)	$1.4

Minority Share of Gain on Sale of Business	—	—	(0.9)	—
Impairments Related to Matters in China	—	—	0.8	—

Net Income (Loss) Attributable to the Noncontrolling Interest - Before Non-Core Gains and Charges (Schedule 2)	$—	$(0.2)	$(0.6)	$1.4

(6)	The following table reconciles Net Income Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended June 30,		Year-To-Date June 30,
Amounts in millions	2012	2011	2012	2011

Net Income Attributable to D&B - GAAP Results (Schedule 1)	$56.5	$58.5	$119.9	$108.4

Restructuring Charges	(6.0)	(5.5)	(11.7)	(8.2)
MaxCV	(7.1)	(8.0)	(13.2)	(16.0)
Legal Fees and Other Shut-Down Costs Associated with Matters in China	(3.2)	—	(3.9)	—
Impairments Related to Matters in China	—	—	(12.1)	—
Gain (Loss) on Investment	—	0.1	—	(3.8)
Effect of Legacy Tax Matters	—	4.8	—	4.8
Gain (Loss) on Sale of Businesses	2.3	—	11.1	—
Minority Share of Gain on Sale of Business	—	—	(0.9)	—
Tax Benefit on a Loss on the Tax Basis of a Legal Entity	—	—	14.9	—

After-Tax Impact	(14.0)	(8.6)	(15.8)	(23.2)

Net Income Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$70.5	$67.1	$135.7	$131.6

(7)	The following table reconciles Diluted Earnings Per Share Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended June 30,		Year-To-Date June 30,
	2012	2011	2012	2011
Diluted EPS Attributable to D&B - GAAP Results (Schedule 1)	$1.20	$1.18	$2.52	$2.17

Restructuring Charges	(0.13)	(0.11)	(0.25)	(0.17)
MaxCV	(0.15)	(0.16)	(0.28)	(0.32)
Legal Fees and Other Shut-Down Costs Associated with Matters in China	(0.06)	—	(0.07)	—
Impairments Related to Matters in China	(0.01)	—	(0.26)	—
Gain (Loss) on Investment	—	—	—	(0.08)
Minority Share of Gain on Sale of Business	—	—	(0.02)	—
Effect of Legacy Tax Matters	—	0.10	—	0.10
Gain (Loss) on Sale of Businesses	0.05	—	0.23	—
Tax Benefit on a Loss on the Tax Basis of a Legal Entity	—	—	0.32	—

Diluted EPS Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$1.50	$1.35	$2.85	$2.64

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	Total revenue excluding the revenue of divested and shut-down businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition
*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions”
*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges)”
*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

Amounts in millions	Quarter Ended June 30,			Effects of		Year-to-Date June 30,			Effects of
			AFX	Foreign	BFX			AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
	2012	2011	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2012	2011	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Geographic and Customer Solution Set Revenue:
North America:
Risk Management Solutions	$169.5	$177.7	(5)%	0%	(5)%	$339.7	$356.3	(5)%	0%	(5)%
Sales & Marketing Solutions	80.7	79.6	1%	0%	1%	166.8	161.5	3%	0%	3%
Internet Solutions	28.8	28.7	1%	0%	1%	58.0	56.7	3%	0%	3%

Subtotal Core Revenue	279.0	286.0	(2)%	0%	(2)%	564.5	574.5	(2)%	0%	(2)%
Divested and Other Business [1]	—	2.3	(100)%	0%	(100)%	—	5.0	(100)%	0%	(100)%

Total North America Revenue	279.0	288.3	(3)%	0%	(3)%	564.5	579.5	(3)%	0%	(3)%

Asia Pacific:
Risk Management Solutions	$38.9	$36.9	5%	(2)%	7%	$74.0	$69.1	7%	0%	7%
Sales & Marketing Solutions	7.5	5.2	44%	(10)%	54%	14.0	9.3	51%	(8)%	59%
Internet Solutions	0.2	0.3	(5)%	(11)%	6%	0.4	0.5	(10)%	(10)%	0%

Subtotal Core Revenue	46.6	42.4	10%	(2)%	12%	88.4	78.9	12%	(1)%	13%
Divested and Other Business [1]	—	26.3	N/M	N/M	N/M	18.1	45.9	(61)%	2%	(63)%

Total Asia Pacific Revenue	46.6	68.7	(32)%	1%	(33)%	106.5	124.8	(15)%	1%	(16)%

Europe and Other International Markets:
Risk Management Solutions	$48.5	$50.5	(4)%	(4)%	0%	$96.2	$97.2	(1)%	(3)%	2%
Sales & Marketing Solutions	9.2	8.8	5%	(4)%	9%	18.2	17.8	3%	(2)%	5%
Internet Solutions	0.6	0.5	6%	(2)%	8%	1.3	1.1	14%	(2)%	16%

Subtotal Core Revenue	58.3	59.8	(3)%	(5)%	2%	115.7	116.1	0%	(2)%	2%
Divested and Other Business [1]	—	—	0%	0%	0%	—	—	0%	0%	0%

Total Europe and Other International Markets Revenue	58.3	59.8	(3)%	(5)%	2%	115.7	116.1	0%	(2)%	2%

International
Risk Management Solutions	$87.4	$87.4	0%	(3)%	3%	$170.2	$166.3	2%	(2)%	4%
Sales & Marketing Solutions	16.7	14.0	20%	(5)%	25%	32.2	27.1	19%	(4)%	23%
Internet Solutions	0.8	0.8	3%	(4)%	7%	1.7	1.6	7%	(4)%	11%

Subtotal Core Revenue	104.9	102.2	3%	(3)%	6%	204.1	195.0	5%	(2)%	7%
Divested and Other Business [1]	—	26.3	N/M	N/M	N/M	18.1	45.9	(61)%	2%	(63)%

Total International Revenue	104.9	128.5	(18)%	(1)%	(17)%	222.2	240.9	(8)%	(1)%	(7)%

Total Corporation:
Risk Management Solutions	$256.9	$265.1	(3)%	(1)%	(2)%	$509.9	$522.6	(2)%	0%	(2)%
Sales & Marketing Solutions	97.4	93.6	4%	(1)%	5%	199.0	188.6	6%	0%	6%
Internet Solutions	29.6	29.5	1%	0%	1%	59.7	58.3	3%	0%	3%

Subtotal Core Revenue	383.9	388.2	(1)%	(1)%	0%	768.6	769.5	0%	0%	0%
Divested and Other Business [1]	—	28.6	N/M	N/M	N/M	18.1	50.9	(65)%	1%	(66)%

Total Corporation Revenue	383.9	416.8	(8)%	(1)%	(7)%	786.7	820.4	(4)%	0%	(4)%

Operating Costs:
Operating Expenses	$126.4	$143.7	12%			$271.0	$280.9	4%
Selling and Administrative Expenses	139.2	154.3	10%			293.7	307.8	5%
Depreciation and Amortization	19.7	20.6	4%			39.9	40.0	0%
Restructuring Expense	9.3	8.5	(9)%			18.4	12.7	(44)%

Total Operating Costs [2]	$294.6	$327.1	10%			$623.0	$641.4	3%

Capital Expenditures [3]	$0.6	$0.7	17%			$1.1	$2.0	45%

Additions to Computer Software & Other Intangibles [3]	$18.3	$8.8	N/M			$33.1	$17.0	(95)%

	Quarter Ended
Amounts in millions	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011

Net Debt Position:
Cash and Cash Equivalents	$118.6	$117.7	$84.4	$89.5	$83.1	$83.6
Short-Term Debt	(400.6)	(1.0)	(1.1)	(188.6)	(160.9)	(2.1)
Long-Term Debt	(613.0)	(841.8)	(963.9)	(704.6)	(700.6)	(888.6)

Net Debt	$(895.0)	$(725.1)	$(880.6)	$(803.7)	$(778.4)	$(807.1)

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

	Year-To-Date
Amounts in millions	Jun 30, 2012	Jun 30, 2011	% Change Fav/(Unfav)

Free Cash Flow:
Net Cash Provided By Operating Activities (GAAP Results)	$243.6	$214.2	14%
Less:
Capital Expenditures (GAAP Results) [3]	1.1	2.0	45%
Additions to Computer Software & Other Intangibles (GAAP Results) [3]	33.1	17.0	(95)%

Free Cash Flow	$209.4	$195.2	7%
Legacy Tax Matters (Refund) Payment	—	(7.6)	N/M

Free Cash Flow Excluding Legacy Tax Matters	$209.4	$187.6	12%

	Year-To-Date
Amounts in millions	Jun 30, 2012	Jun 30, 2011	% Change Fav/(Unfav)

Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities (GAAP Results)	$243.6	$214.2	14%
Legacy Tax Matters (Refund) Payment	—	(7.6)	N/M

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$243.6	$206.6	18%

Notes:

		Quarter Ended June 30,		Year-To-Date June 30,
		2012	2011	2012	2011
1	Divested and Other Business:
	North America:
	Risk Management Solutions	$0.0	$0.2	$0.0	$1.1
	Sales & Marketing Solutions	0.0	1.0	0.0	1.7
	Internet Solutions	0.0	1.1	0.0	2.2

	Total Divested and Other Business	$0.0	$2.3	$0.0	$5.0

	Asia Pacific:
	Risk Management Solutions	$0.0	$9.2	$8.7	$17.2
	Sales & Marketing Solutions	0.0	17.1	9.4	28.7
	Internet Solutions	0.0	0.0	0.0	0.0

	Total Divested and Other Business	$0.0	$26.3	$18.1	$45.9

	Europe and Other International Markets:
	Risk Management Solutions	$0.0	$0.0	$0.0	$0.0
	Sales & Marketing Solutions	0.0	0.0	0.0	0.0
	Internet Solutions	0.0	0.0	0.0	0.0

	Total Divested and Other Business	$0.0	$0.0	$0.0	$0.0

	Total Corporation:
	Risk Management Solutions	$0.0	$9.4	$8.7	$18.3
	Sales & Marketing Solutions	0.0	18.1	9.4	30.4
	Internet Solutions	0.0	1.1	0.0	2.2

	Total Divested and Other Business	$0.0	$28.6	$18.1	$50.9

2	MaxCV:
	Operating Expenses	$10.6	$10.3	$20.2	$18.3
	Selling and Administrative Expenses	(0.2)	(0.9)	(1.8)	0.4
	Depreciation and Amortization	0.1	0.8	0.5	1.4

	Total Operating Costs	$10.5	$10.2	$18.9	$20.1

3	MaxCV:
	Capital Expenditures	$0.0	$0.2	$0.0	$0.9
	Additions to Computer Software & Other Intangibles	$8.8	$2.7	$16.3	$5.4

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5
GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended June 30, 2012 vs. 2011							Year-to-Date June 30, 2012 vs. 2011
	AFX % Change Fav/ (Unfav)	Effects of Foreign Exchange	BFX % Change Fav/ (Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core				AFX % Change Fav/ (Unfav)	Effects of Foreign Exchange	BFX % Change Fav/ (Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core
				2012 % Product Line/ Core		2011 % Product Line/ Core					2012 % Product Line/ Core		2011 % Product Line/ Core

Revenue:
North America:
Risk Management Solutions:
Traditional	(3)%	0%	(3)%	71%	43%	70%	43%	(3)%	0%	(3)%	72%	42%	70%	43%
VAPs	(8)%	0%	(8)%	22%	13%	22%	14%	(10)%	0%	(10)%	21%	13%	22%	14%
Supply Management Solutions	(6)%	0%	(6)%	7%	5%	8%	5%	(6)%	1%	(7)%	7%	5%	8%	5%
Total Risk Management Solutions	(5)%	0%	(5)%		61%		62%	(5)%	0%	(5)%		60%		62%
Sales & Marketing Solutions:
Traditional	(24)%	0%	(24)%	20%	6%	26%	7%	(14)%	0%	(14)%	23%	7%	28%	8%
VAPs	11%	0%	11%	80%	23%	74%	21%	10%	0%	10%	77%	23%	72%	20%
Total Sales & Marketing Solutions	1%	0%	1%		29%		28%	3%	0%	3%		30%		28%
Internet Solutions	1%	0%	1%		10%		10%	3%	0%	3%		10%		10%
Core Revenue	(2)%	0%	(2)%					(2)%	0%	(2)%
Divested and Other Business	(100)%	0%	(100)%					(100)%	0%	(100)%

Total North America	(3)%	0%	(3)%					(3)%	0%	(3)%

Asia Pacific:
Risk Management Solutions:
Traditional	3%	(1)%	4%	90%	76%	93%	81%	8%	0%	8%	91%	76%	90%	79%
VAPs	38%	(1)%	39%	10%	8%	7%	6%	4%	1%	3%	9%	8%	10%	8%
Supply Management Solutions	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Total Risk Management Solutions	5%	(2)%	7%		84%		87%	7%	0%	7%		84%		87%
Sales & Marketing Solutions:
Traditional	30%	(11)%	41%	68%	11%	75%	9%	33%	(10)%	43%	67%	11%	75%	9%
VAPs	90%	(5)%	95%	32%	5%	25%	3%	N/M	N/M	N/M	33%	5%	25%	3%
Total Sales & Marketing Solutions	44%	(10)%	54%		16%		12%	51%	(8)%	59%		16%		12%
Internet Solutions	(5)%	(11)%	6%		0%		1%	(10)%	(10)%	0%		0%		1%
Core Revenue	10%	(2)%	12%					12%	(1)%	13%
Divested and Other Business	N/M	N/M	N/M					(61)%	2%	(63)%

Total Asia Pacific	(32)%	1%	(33)%					(15)%	1%	(16)%

Europe and Other International Markets:
Risk Management Solutions:
Traditional	(6)%	(4)%	(2)%	80%	67%	82%	69%	(4)%	(2)%	(2)%	80%	66%	82%	69%
VAPs	4%	(5)%	9%	18%	14%	16%	14%	11%	(3)%	14%	18%	15%	16%	14%
Supply Management Solutions	22%	(14)%	36%	2%	2%	2%	1%	38%	(12)%	50%	2%	2%	2%	1%
Total Risk Management Solutions	(4)%	(4)%	0%		83%		84%	(1)%	(3)%	2%		83%		84%
Sales & Marketing Solutions:
Traditional	14%	(3)%	17%	63%	10%	58%	9%	4%	(2)%	6%	63%	10%	62%	9%
VAPs	(7)%	(4)%	(3)%	37%	6%	42%	6%	0%	(3)%	3%	37%	6%	38%	6%
Total Sales & Marketing Solutions	5%	(4)%	9%		16%		15%	3%	(2)%	5%		16%		15%
Internet Solutions	6%	(2)%	8%		1%		1%	14%	(2)%	16%		1%		1%
Core Revenue	(3)%	(5)%	2%					0%	(2)%	2%
Divested and Other Business	0%	0%	0%					0%	0%	0%

Total Europe and Other International Markets	(3)%	(5)%	2%					0%	(2)%	2%

International:
Risk Management Solutions:
Traditional	(2)%	(3)%	1%	85%	70%	86%	74%	1%	(1)%	2%	84%	70%	86%	73%
VAPs	13%	(4)%	17%	14%	12%	12%	10%	9%	(2)%	11%	14%	12%	14%	11%
Supply Management Solutions	22%	(14)%	36%	1%	1%	2%	1%	38%	(12)%	50%	2%	1%	0%	1%
Total Risk Management Solutions	0%	(3)%	3%		83%		85%	2%	(2)%	4%		83%		85%
Sales & Marketing Solutions:
Traditional	21%	(6)%	27%	65%	10%	64%	9%	16%	(4)%	20%	65%	10%	66%	9%
VAPs	17%	(5)%	22%	35%	6%	36%	5%	26%	(3)%	29%	35%	6%	34%	5%
Total Sales & Marketing Solutions	20%	(5)%	25%		16%		14%	19%	(4)%	23%		16%		14%
Internet Solutions	3%	(4)%	7%		1%		1%	7%	(4)%	11%		1%		1%
Core Revenue	3%	(3)%	6%					5%	(2)%	7%
Divested and Other Business	N/M	N/M	N/M					(61)%	2%	(63)%

Total International	(18)%	(1)%	(17)%					(8)%	(1)%	(7)%

Total Corporation:
Risk Management Solutions:
Traditional	(3)%	(1)%	(2)%	76%	50%	75%	51%	(2)%	(1)%	(1)%	76%	50%	75%	51%
VAPs	(4)%	(1)%	(3)%	19%	13%	19%	13%	(6)%	(1)%	(5)%	19%	12%	19%	13%
Supply Management Solutions	(5)%	(1)%	(4)%	5%	4%	6%	4%	(4)%	0%	(4)%	5%	4%	6%	4%
Total Risk Management Solutions	(3)%	(1)%	(2)%		67%		68%	(2)%	0%	(2)%		66%		68%
Sales & Marketing Solutions:
Traditional	(11)%	(1)%	(10)%	28%	7%	32%	8%	(6)%	(1)%	(5)%	30%	8%	33%	9%
VAPs	11%	0%	11%	72%	18%	68%	16%	11%	0%	11%	70%	18%	67%	16%
Total Sales & Marketing Solutions	4%	(1)%	5%		25%		24%	6%	0%	6%		26%		25%
Internet Solutions	1%	0%	1%		8%		8%	3%	0%	3%		8%		7%
Core Revenue	(1)%	(1)%	0%					0%	0%	0%
Divested and Other Business	N/M	N/M	N/M					(65)%	1%	(66)%

Total Revenue	(8)%	(1)%	(7)%					(4)%	0%	(4)%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 6

	Quarter Ended
% of Core Product Line	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010

North America Risk Management Solutions
Subscription [1]	72%	73%	66%	69%	72%	72%	67%
Non-Subscription [1]	28%	27%	34%	31%	28%	28%	33%

North America Risk Management Solutions
DNBi [2]	63%	63%	57%	59%	61%	60%	57%
Non-DNBi [2]	37%	37%	43%	41%	39%	40%	43%

Notes:

1	We define Subscription and Non-Subscription revenue as follows:

•

Subscription revenue represents contracts that allow customers unlimited use within predefined ranges, subject to certain conditions. In these instances, we recognize revenue ratably over the term of the contract, which is generally one year.

•	Non-Subscription revenue represents all other revenue streams.

2	We define DNBi and Non-DNBi revenue as follows:

•

DNBi, is our interactive, customizable online application that offers our customers real time access to our most complete and up-to-date global DUNSRight information, comprehensive monitoring and portfolio analysis.

•	Non-DNBi revenue represents all other revenue streams.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.